NEWS RELEASE



For Immediate Release


                    ICAD REPORTS 2003 SECOND QUARTER RESULTS

RECORD NUMBER OF COMPUTER AIDED BREAST CANCER DETECTION SYSTEMS SHIPPED TO END USERS IN MOST RECENT QUARTER

NASHUA, New Hampshire (August 7, 2003) - iCAD, Inc. (Nasdaq: ICAD), which designs, develops and markets Computer Aided Detection (CAD) imaging technology and systems for the early detection of breast cancer, today reported its financial results for the second quarter and first half of 2003.

Sales of the Company's CAD and medical imaging products for the three months ended June 30, 2003, totaled $1,337,517, compared with sales of medical imaging products and total sales of $485,686 and $776,600, respectively, in the quarter ended June 30, 2002. This reflects an increase of 175% in medical sales and 72% in total sales when compared with the prior-year period. Sales of graphic arts and photographic products totaled $290,914 in the second quarter of 2002. The Company exited the graphic arts and photographic products business in June 2002, and there were no sales of such products in the most recent quarter.

Sales of the Company's CAD and medical imaging products for the six months ended June 30, 2003, totaled $3,551,529, compared with sales of medical imaging products and total sales of $911,585 and $1,552,233, respectively, in the first half of 2002. This reflects an increase of 290% in medical sales and 129% in total sales when compared with the corresponding period of the previous year. Sales of graphic arts and photographic products totaled $640,648 for the six-month period ended June 30, 2002. For reasons noted above, there were no sales of graphic arts and photographic products in the first half of 2003.

During the second quarter and first half of 2003, gross margins improved to 56% and 58%, respectively, compared to (343%) and (160%), for the same periods in 2002 as a result of increasing sales of higher margin CAD products and write-offs of inventory relating to graphic arts and photographic products recorded in the quarter ended June 30, 2002. If such write-offs are excluded, gross margins for the second quarter of 2003 improved to 56% compared to 22% in the prior-year quarter, while gross margins in the first half of 2003 improved to 58%, compared to 23% for the six month period ended June 30, 2002.

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

The Company, without giving effect to the payment of preferred stock dividends, recorded a net loss of ($1,285,144), or ($0.05) per share, for the quarter ended June 30, 2003, compared with a net loss of ($7,359,510), or ($0.47) per share, for the prior-year quarter. The net loss for the six-month period ended June 30, 2003 totaled ($1,208,586), or ($0.05) per share, compared with a net loss of ($7,880,632). or ($0.51) per share, in the first half of 2002.

During the most recent quarter, Instrumentarium Imaging, Inc. ("Instrumentarium"), which has been the exclusive distributor of the Company's MammoReader(TM) computer aided detection products, received orders for a record 24 MammoReader systems and shipped a record 17 MammoReader systems to hospitals, women's health centers and Mammography clinics. iCAD reports that, to date, approximately 70 MammoReader systems have been sold and installed by Instrumentarium. In May 2003 the MammoReader was designated the top-rated CAD system for early breast cancer detection by MD Buyline, an independent evaluator of medical capital equipment.

During the second quarter of 2003, in anticipation of iCAD's release of new products and the proposed acquisition of Instrumentarium by General Electric Medical Systems, the Company converted Instrumentarium from a stocking distributor to a non-stocking distributor, thus allowing Instrumentarium to deplete its inventory of MammoReader systems in partial fulfillment of end-user orders received. This change reduced iCAD's shipments of MammoReader systems to Instrumentarium during the second quarter of 2003 which resulted in a corresponding reduction in iCAD's MammoReader sales recorded in the second quarter.

"With our recent announcement of the iCAD iQ system, we have targeted a large segment of the market that is currently under served by the more expensive CAD systems," continued Parr. "Capitalizing on the cost advantages achieved through our vertically integrated corporate structure, we believe iQ can provide our Company with a sustainable competitive advantage among smaller and more price-sensitive Mammography and breast care centers. We believe the iCAD iQ will represent a category-defining CAD system for this under served market by relying on iCAD's proprietary inventions and significant cost advantages to offer a simpler, more reliable and substantially less expensive CAD solution. Furthermore, the iQ will be available to Mammography facilities that cannot afford the outright purchase of a CAD system, through a simple `fee-per-procedure' program that we have branded ClickCAD(TM). Under the ClickCAD program, iQ(TM) systems will be installed in qualified Mammography clinics at no up-front capital cost. The clinics will then pay iCAD a fee approximating $6.50 for each CAD procedure performed, an amount that represents less than 35% of the standard $19.13 Federal reimbursement rate for CAD procedures. This program will allow many Mammography clinics to improve the health care delivered to women at risk, strengthen their marketing position in attracting and keeping patients concerned about breast cancer, reduce the legal risks associated with failure to detect early-stage cancers, and increase their net revenues - all without a capital investment."

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

"While we expect the impact of iCAD iQ system shipments upon 2003 sales to be modest, the new product line should contribute materially to our sales and shipments in future years," noted Parr. "In support of this new product, we have established an internal field sales support team that has already begun to identify and develop a broad reseller channel for the iCAD iQ. Additionally, this team is working closely with Instrumentarium to increase sales of our full-featured MammoReader systems."

The Company also announced the addition of computer aided detection product distribution relationships in Canada, the United Kingdom, Korea, the Middle East, Hawaii and Puerto Rico during the second quarter of 2003.

Legal expenses related to ongoing patent infringement litigation with R2 Technology, Inc. continued to represent a major expense item for iCAD during the second quarter of 2003. Since the Company's acquisition of Intelligent Systems Software, Inc. in June 2002, iCAD has recorded over $1,155,274 in legal and related expenses associated with the R2 litigation which are recorded under general and administrative expenses. Approximately $612,900 of such legal expenses were recorded during the second quarter of 2003. "A court trial on R2's claims is now scheduled for October 2003," noted Parr. "We are committed to a successful conclusion to this litigation, as we seek to bring the benefits of computer aided breast cancer detection to all women at risk, on an affordable basis.

iCAD will host an investor conference call at 11:00 am EDT today to review second quarter operating results. Shareholders and other interested parties may participate in the conference call by dialing 800-915-4836 or for international/local participants by dialing 973-317-5319, a few minutes before 11:00 a.m. EDT on August 7, 2003. The call will also be broadcast live on the Internet at http://www.firstcallevents.com/service/ajwz386962661gf12.html. A replay of the conference call will be available two hours after the completion of the conference call from August 7, 2003 until August 14, 2003 by dialing 800-428-6051 for participants in the US/Canada or for international/local participants, call 973-709-2089 and enter the conference ID 302639. The call
will       also       be        archived        for       90       days       at
http://www.firstcallevents.com/service/ajwz386962661gf12.html

ABOUT ICAD, INC.

Computer aided detection from iCAD, Inc. can detect 23% of breast cancers an average of 14 months earlier than traditional mammography screening. Computer aided detection provides the radiologist with a "second set of eyes", thus enhancing the probability of identifying suspicious areas that may have been missed by a standard mammogram.

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

iCAD offers the fastest CAD system available, the only CAD system to look for clinical asymmetries as an indicator of breast cancer, and the most sensitive system available to detect breast masses and cancers overall. The iCAD system is the only CAD system designed on a relational database platform, which can improve productivity and reduce operating and capital costs at women's health centers by offering computer aided detection as an integrated or integration-ready part of current or anticipated informatics systems, digital imaging resources, and workflows. In January 2002, the Company received approval from the U.S. Food and Drug Administration (FDA) to market its computer aided detection systems in the United States.

iCAD, the only vertically integrated company in its market, also manufactures film digitizers for a variety of medical imaging and other applications. The Company is headquartered in Nashua, New Hampshire and its common stock is listed on The Nasdaq Stock Market under the symbol "ICAD".

Certain statements contained in this News Release constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from such forward-looking statements. Such risks include, but are not limited to, uncertainties associated with litigation and/or government regulation, changes in Medicare reimbursement policies, competitive factors, and other risks that are detailed in the Company's periodic filings with the Securities and Exchange Commission. The words "believe", "demonstrate", "intend", "expect", "estimate", "anticipate", "likely", "should", and similar expressions identify forward-looking statements. Readers are cautioned to avoid placing undue reliance on such forward-looking statements, which speak only as of the date the statements were made.

                    For further information, please contact:
             RJ Falkner & Company, Inc., Investor Relations Counsel
                (800) 377-9893 or via email atinfo@rjfalkner.com



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

                                   ICAD, INC.

                      Consolidated Statements of Operations


                                                         Three Months                           Six Months
                                                           June 30,                              June 30,
                                               -------------------------------       -------------------------------
                                                    2003               2002               2003               2002
                                                         (unaudited)                           (unaudited)

Sales                                          $  1,337,517       $    776,600       $  3,551,529       $  1,552,233
Cost of Sales                                       592,583          3,442,347          1,502,168          4,037,759
                                               ------------       ------------       ------------       ------------
Gross Margin                                        744,934         (2,665,747)         2,049,361         (2,485,526)
                                               ------------       ------------       ------------       ------------
Operating expenses:
  Engineering and product development               609,545            337,139          1,193,798            526,895
  General and administrative                      1,104,063          4,059,232          1,500,295          4,284,587
  Marketing and sales                               306,992            287,315            546,704            554,395
                                               ------------       ------------       ------------       ------------
      Total operating expenses                    2,020,600          4,683,686          3,240,797          5,365,877

                                               ------------       ------------       ------------       ------------
Loss from operations                             (1,275,666)        (7,349,433)        (1,191,436)        (7,851,403)

Interest expense - net                                9,478             10,077             17,150             29,229
                                               ------------       ------------       ------------       ------------

Net loss                                       $ (1,285,144)      $ (7,359,510)      $ (1,208,586)      $ (7,880,632)

Preferred dividend                                   36,912             36,911             73,417             73,416
                                               ------------       ------------       ------------       ------------
Net loss available to common shareholders      $ (1,322,056)      $ (7,396,421)      $ (1,282,003)      $ (7,954,048)
                                               ============       ============       ============       ============

Net loss per share
     Basic and diluted                         $      (0.05)      $      (0.47)      $      (0.05)      $      (0.51)

Weighted average number of shares used
  in computing loss per share
     Basic and diluted                           26,378,729         15,889,910         26,364,567         15,572,432



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
                                   ICAD, INC.

                           Consolidated Balance Sheets


                                                                   June 30, 2003      December 31, 2002
                                                                   -------------      -----------------
                         Assets                                     (unaudited)           (audited)

Current assets:
  Cash and equivalents                                              $   501,648          $ 1,091,029
  Trade accounts receivable, net of allowance for doubtful
    accounts of $75,500 in 2003 and $40,000 in 2002                   1,171,940            1,550,167
  Inventory                                                             356,490              390,349
  Prepaid and other                                                     178,202               85,120
                                                                    -----------          -----------
      Total current assets                                            2,208,280            3,116,665
                                                                    -----------          -----------

Property and equipment:
  Equipment                                                             892,472              840,410
  Leasehold improvements                                                 19,175                8,051
  Furniture and fixtures                                                 35,569               22,271
                                                                    -----------          -----------
  Less accumulated depreciation and amortization                        947,216              870,732
      Net property and equipment                                        634,851              579,545
                                                                    -----------          -----------
                                                                        312,365              291,187
                                                                    -----------          -----------
Other assets:
  Patents                                                                49,286                 --
  Technology intangible                                               3,611,520            3,740,553
  Distribution agreement                                              1,461,028            1,513,228
  Goodwill                                                           17,415,723           17,415,723
                                                                    -----------          -----------
      Total other assets                                             22,537,557           22,669,504
                                                                    -----------          -----------
      Total assets                                                  $25,058,202          $26,077,356
                                                                    ===========          ===========


          Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                                                  $ 2,498,173          $ 2,232,262
  Accrued interest                                                      236,432              229,078
  Accrued expenses                                                    1,095,514            1,776,824
  Convertible subordinated debentures                                    10,000               10,000
  Current maurities of notes payable                                     66,680               65,526
                                                                    -----------          -----------
      Total current liabilities                                       3,906,799            4,313,690

Loans payable to related party                                          830,000              200,000
Notes payable, less current maturities                                   75,045              108,390
                                                                    -----------          -----------
      Total liabilities                                               4,811,844            4,622,080
                                                                    -----------          -----------

Stockholders' equity:
  Convertible  preferred stock,  $.01 par value: authorized
  1,000,000  shares; issued  and  outstanding
  8,550  in  2003  and  2002,  with  the  aggregated
  liquidation value of $2,115,000 in 2002 and 2003,
  plus 7% annual dividend                                                    86                   86
 Common stock, $ .01 par value:  authorized
  50,000,000 shares; issued 26,487,324 in 2003
  and 26,418,124 shares in 2002; outstanding
  26,419,448 in 2003 and 26,350,248 share in 2002.                      264,873              264,181
  Additional paid-in capital                                         85,828,459           85,829,483
  Accumulated deficit                                               (64,896,796)         (63,688,210)
  Treasury stock, at cost (67,876 shares)                              (950,264)            (950,264)
                                                                    -----------          -----------
      Total stockholders' equity                                    $20,246,358           21,455,276
                                                                    -----------          -----------

      Total liabilities and stockholders' equity                    $25,058,202          $26,077,356
                                                                    ============         ===========

                                      ###


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